                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

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     (as permitted by Rule 14a-6(e)(2))
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[ ]  Soliciting Material Pursuant to Section 240.14a-12

                       North European Oil Royalty Trust
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                (Name of Registrant as Specified In Its Charter)

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      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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                        NORTH EUROPEAN OIL ROYALTY TRUST

                        SUITE 19A, 43 WEST FRONT STREET

                           RED BANK, NEW JERSEY 07701

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                    NOTICE OF ANNUAL MEETING OF UNIT OWNERS

                               FEBRUARY 13, 2002

To the Unit Owners of
     NORTH EUROPEAN OIL ROYALTY TRUST:

     NOTICE IS HEREBY GIVEN that the annual meeting of unit owners of NORTH EUROPEAN OIL ROYALTY TRUST (the "Trust"), pursuant to Article 14 of its Agreement of Trust will be held on Wednesday, February 13, 2002, at 1:30 P.M., in Rooms 3 and 4, Ninth Floor, at The University Club, 1 West 54th Street, New York, New York 10019 (northwest corner of Fifth Avenue; entrance on 54th Street) for the following purposes:

        (1) To elect five persons as Trustees to serve until the next annual meeting of unit owners or until their respective successors are duly elected and qualified.

        (2) To ratify the designation of Arthur Andersen LLP as auditor for the Trust.

        (3) To transact such other business as may properly come before the meeting.

     The transfer books of the Trust will not be closed. Only unit owners of record as of the close of business on December 31, 2001 will be entitled to notice of and to vote at the annual meeting.

                           BY ORDER OF THE TRUSTEES:

                                          JOHN H. VAN KIRK
                                          Managing Trustee

January 10, 2002

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     IF YOU PLAN TO ATTEND THE MEETING PLEASE NOTE THAT THE UNIVERSITY CLUB HAS A DRESS CODE. GENTLEMEN ARE REQUIRED TO WEAR A JACKET AND TIE AND LADIES ARE REQUIRED TO WEAR BUSINESS ATTIRE. THE UNIVERSITY CLUB DOES NOT MAKE EXCEPTIONS.

     IF YOU DO NOT EXPECT TO BE PRESENT IN PERSON, YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE.

                        NORTH EUROPEAN OIL ROYALTY TRUST
                        SUITE 19A, 43 WEST FRONT STREET
                           RED BANK, NEW JERSEY 07701
                                 (732) 741-4008

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                                PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation of proxies by the Trustees of NORTH EUROPEAN OIL ROYALTY TRUST (the "Trust") to be used at the annual meeting of unit owners to be held on Wednesday, February 13, 2002 and any adjournment or adjournments thereof for the purposes set forth in the accompanying notice of annual meeting. Only unit owners of record at the close of business on December 31, 2001 will be entitled to vote at such meeting. Proxies properly executed and received in time to be presented at the meeting will be voted as specified in such proxies. If no instructions are specified in such proxies, units of beneficial interest in the Trust ("Units") will be voted for the election of the Trustees and for the ratification of Arthur Andersen LLP as auditors. The Trustees do not know of any matters, other than as described in the Notice of Annual Meeting of Unit Owners, which are to come before the annual meeting. If any other matters are properly presented at the annual meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

     Any proxy may be revoked at any time prior to its being exercised by filing with the Managing Trustee, at the address of the Trust above, written notice of such revocation or a duly executed proxy bearing a later date, or by attending and voting in person at the annual meeting. Owners of Units which are registered in the name of a nominee (e.g. units held by brokers in "street name") who wish to vote in person at the annual meeting should contact the nominee to obtain appropriate authority to vote such units at the annual meeting. Attendance at the annual meeting will not in and of itself constitute revocation of a proxy. This proxy statement and the proxy included herewith are being mailed to unit owners on or about January 10, 2002.

     The Trust was formed on September 10, 1975, pursuant to a vote of the shareholders of North European Oil Company, a predecessor corporate entity. Certain persons may be owners of shares of predecessor corporate entities; such shares are entitled to be converted into Units but are not considered Units entitled to vote at meetings until presented for conversion. There were 8,931,414 Units of the Trust outstanding on December 31, 2001. Each unit owner is entitled to one vote for each Unit he or she holds or represents. Additional Units may be issued prior to the meeting upon presentation of evidence of ownership or certificates of predecessor corporate entities of the Trust. Any number of Units represented in person or by proxy will constitute a quorum for all purposes at the annual meeting.

     The affirmative vote of a majority of Units represented in person or by proxy at the annual meeting is required to elect any person a Trustee of the Trust and to ratify the appointment of auditors. Abstentions may be specified on all proposals, except the election of Trustees. Abstentions will be counted as present for purposes of the item on which the abstention is noted and, thus, will have the same effect as a vote "against" on such matter. With regard to the election of Trustees, votes may be cast in favor or withheld with respect to all nominees; votes that are withheld will be counted as present for purposes of the election of Trustees and, thus, will have the same effect as a vote "against" such election. In the event of a broker non-vote with respect to any issue coming before the annual meeting arising from the absence of authorization by the beneficial owner to vote as to that issue, such non-voting Units will not be deemed present and entitled to vote as to that issue for purposes of determining the total number of Units of which a majority is required for adoption.

     The Trustees do not expect that the cost of soliciting proxies will exceed the amount normally expended for a proxy solicitation for an election of directors or trustees and all such costs will be borne by the Trust. In addition to the use of mails, some proxies may be solicited personally by the Trustees without additional compensation. The Trustees may reimburse persons holding Units in their names or in the names of their nominees for their expenses in sending the soliciting materials to their principals.

                              ELECTION OF TRUSTEES

     The persons named in the accompanying proxy intend to vote for the election of the five individuals named below to serve until the next annual meeting of unit owners, or until their successors have been duly elected and qualified. All of the nominees are presently serving as Trustees. The Trustees are informed that all nominees are willing to serve, but if any such person shall decline or shall become unable to serve as a Trustee for any reason, votes will be cast instead for a substitute nominee, if any, designated by the present Trustees, or, if none is so designated prior to election, said votes will be cast according to the judgment of the person or persons voting the proxy.

     During the fiscal year ended October 31, 2001, the Trustees met five times. The Trustees have designated a standing Audit Committee of the Trustees of North European Oil Royalty Trust (the "Audit Committee") and a standing Compensation Committee of the Trustees of North European Oil Royalty Trust (the "Compensation Committee"). Robert P. Adelman serves as the Chairman of both committees and Samuel M. Eisenstat and Willard B. Taylor serve as members of both committees. Following her appointment as Trustee on April 26, 2001, Rosalie J. Wolf began to serve as a member of the Audit Committee and the Compensation Committee. During fiscal 2001 the Audit Committee and the Compensation Committee each met formally one time and had several additional informal meetings and communications.

     As more fully discussed below, the function of the Audit Committee is to review the internal financial management procedures of the Trust, to recommend to the Trustees independent auditors for the Trust, and to consult with the auditors. The function of the Compensation Committee is to determine the separate compensation of the Managing Trustee and to determine the compensation of the Managing Director. All of the Trustees, except for Willard B. Taylor who was absent for one Trustee meeting, attended all of the meetings of the Trustees and the meetings of the Audit Committee and the Compensation Committee (if a member thereof) either in person or by teleconferencing during the fiscal year ended October 31, 2001.

     The following table sets forth certain information, including ownership of Trust Units as of December 1, 2001, about the nominees for election as Trustees and the Managing Director:

                                                                   TRUSTEE OR       UNITS
                                                                   DIRECTOR OF   BENEFICIALLY
                                                                   PREDECESSOR   OWNED AS OF    PERCENT
                             PRINCIPAL OCCUPATION OR EMPLOYMENT    OR OFFICER,   DECEMBER 1,       OF
                      AGE            FOR PAST FIVE YEARS              SINCE          2001       UNITS(1)
                      ---   -------------------------------------  -----------   ------------   --------
NOMINEES FOR ELECTION AS TRUSTEES

Robert P. Adelman     71    Director, Trustee of various profit        1987          10,100       0.11%
                              and non-profit companies
Samuel M. Eisenstat   61    Attorney; CEO, Abjac Energy Corp.;         1996           2,000        (2)
                              Director, Sun America Mutual Fund &
                              Annuities
Willard B. Taylor     61    Partner, Sullivan & Cromwell               1974(3)        6,619        (2)
                              attorneys
John H. Van Kirk      77    Managing Trustee                           1954          82,300(4)    0.93%
Rosalie J. Wolf       60    Managing Director, Laurel Management       2001           1,000        (2)
                              Co., LLC, formerly Chief Investment
                              Officer of The Rockefeller
                              Foundation

MANAGING DIRECTOR

John R. Van Kirk      49    Managing Director(5)                       1990           9,960(6)    0.11%

All Trustees and the Managing Director, as a group                                  111,979       1.26%

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(1) Percentage computations are based upon Units actually issued and outstanding. Percentage computations for each Trustee and the Managing Director include Units deemed to be owned indirectly even when beneficial ownership has been disclaimed as set forth in notes (4) and (6).

(2) Less than 0.1%.

(3) Mr. Taylor also served as a director of North European Oil Company from 1970 to 1972.

(4) Including 13,300 Units owned by John H. Van Kirk's wife, in which Units he disclaims beneficial interest.

(5) John R. Van Kirk, the Managing Director of the Trust, provides office space and office services to the Trust at cost. During fiscal 2001, the Trust reimbursed him a total of $17,623.87 for such office space and office services.

(6) Including 2,410 Units owned by John R. Van Kirk's children, in which Units he disclaims beneficial ownership.
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Compliance with Section 16(a) of the Exchange Act

     In accordance with the Securities Exchange Act of 1934 and rules adopted by the Securities and Exchange Commission (the "SEC"), the Trustees, the Managing Director and persons owning more than 10% of the Trust's Units (the "Reporting Persons") are required to file reports of ownership of, and changes in ownership of, Trust Units with the SEC, the New York Stock Exchange and the Trust.

     Based solely on a review of such forms furnished to it and written representations from certain Reporting Persons that no Form 5 reports were required for those persons, the Trust believes that during the fiscal year ended October 31, 2001, all filing requirements applicable to the Reporting Persons were complied with.

Report of the Compensation Committee

     Under the provisions of the Trust Agreement approved by the Delaware Court of Chancery and the shareholders of the Trust's predecessor at the formation of the Trust, each Trustee receives a yearly fee equal to 0.2% of the gross royalties and interest received during the year by the Trust. In addition, the Managing Trustee receives additional compensation which is set by the Compensation Committee of the Trustees of North European Oil Royalty Trust. The Committee also fixes the annual compensation of the Managing Director.

     In setting the compensation amounts, the Committee takes into account the amount of time these two executives are expected to devote to the Trust's affairs. The Committee also takes into consideration the allocation of administrative and management responsibilities between the Managing Trustee and the Managing Director. The Managing Trustee is responsible for managerial oversight of the Trust's affairs and the Managing Director handles day-to-day matters of the Trust.

     The Trust's financial results are determined primarily by factors not within the control of its executives or the Trustees, including energy prices in Europe, currency exchange rates, energy supply contracts and the operating companies' production and sales levels. The Committee continues to believe that the time required and the level of skill with which the Managing Trustee and the Managing Director handle the administrative and financial affairs of the Trust, rather than the Trust's financial results, are the significant factors in determining their respective compensation.
                                                 Robert P. Adelman, Chairman
                                                 Samuel M. Eisenstat
                                                 Willard B. Taylor
                                                 Rosalie J. Wolf

                            MANAGEMENT COMPENSATION

Trustee and Officer Compensation

     Set forth below is a table summarizing the compensation paid to the Managing Trustee and the Managing Director during the indicated fiscal years of the Trust.

                           SUMMARY COMPENSATION TABLE

                     NAME AND
                PRINCIPAL POSITIONS                    YEAR    COMPENSATION
                -------------------                    ----    ------------
John H. Van Kirk                                       2001      $73,296
  Managing Trustee (1)                                 2000      $59,149
                                                       1999      $52,492

John R. Van Kirk                                       2001      $92,500
  Managing Director                                    2000      $90,000
                                                       1999      $88,500

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(1) The compensation amounts indicated for John H. Van Kirk include both the amounts paid to him in accordance with the Trust Agreement as a Trustee and the separately fixed compensation paid to him as Managing Trustee.
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     During fiscal 2001, each Trustee, except Rosalie J. Wolf, was paid a fee of $40,296 pursuant to a formula contained in the Trust Agreement. Rosalie J. Wolf, who served as Trustee for part of the year, received a fee of $10,039. In addition, the Trustees are reimbursed for reasonable out-of-pocket expenses incurred in connection with travel and accommodations for meetings of the Trustees. The Trustees do not receive, either directly or indirectly, securities or property, insurance benefits or personal benefits or other similar forms of compensation.

Audit Committee and Compensation Committee Interlocks and Insider Participation

     During fiscal 2001, Messrs. Adelman, Eisenstat and Taylor and Ms. Wolf served on both the Trust's Audit Committee and the Trust's Compensation Committee.

Comparison of Five Year Returns

     The graph set forth below compares, for the last five years, the cumulative return on Trust Units, the securities in a peer group index, and the S&P 500 Composite Index. Because no published peer group index exists, the Trustees have developed a peer group consisting of the following three domestic oil royalty trusts: Mesa Royalty Trust, Sabine Royalty Trust and San Juan Basin Royalty Trust (the "Royalty Peer Group"). The composition of the Royalty Peer Group has been the same since the Trust's proxy statement for its 1993 annual meeting of unit owners. In determining the cumulative returns on investment, it has been assumed that on October 31, 1996, an equal dollar amount was invested in Trust Units, in the securities of the trusts of the Royalty Peer Group, and in the S&P 500 Composite Index. The comparisons assume in all cases the reinvestment of all dividends or distributions on the respective payment dates. The cumulative returns shown for the Trust and the Royalty Peer Group do not reflect any differences between the tax treatment of trust distributions, due to permitted cost depletion, and dividends on securities in the S&P 500 Composite Index. As indicated above, because the Trust's financial results are determined primarily by factors not within the control of its executives, the Trust's financial results are not a significant consideration in determining the compensation of its executives.

                                                   NORTH EUROPEAN OIL
                                                      ROYALTY TRUST               S&P 500 INDEX                PEER GROUP
                                                   ------------------             -------------                ----------
Oct-96                                                   100.00                      100.00                      100.00
Oct-97                                                   136.74                      132.11                      149.96
Oct-98                                                   143.55                      161.17                      123.02
Oct-99                                                   145.84                      202.54                      169.84
Oct-00                                                   175.87                      214.87                      207.71
Oct-01                                                   233.69                      161.39                      274.40

                                AUDIT COMMITTEE

     All of the Trustees, except the Managing Trustee, constitute the Audit Committee of the Trustees of North European Oil Royalty Trust. The Managing Trustee and the Audit Committee members consider all of the Audit Committee members to be "independent" as that term is defined in the rules of the Securities and Exchange Commission and in the applicable listing standards of the New York Stock Exchange. The Audit Committee is chaired by Robert P. Adelman, a person experienced in financial management and reporting. The Trustees of North European Oil Royalty Trust have adopted a written Charter outlining the duties and responsibilities of the Audit Committee. The Charter is set forth in the Appendix to this Proxy Statement.

     Pursuant to the Audit Committee Charter and the requirements of the Securities and Exchange Commission, the Audit Committee has provided the following report for inclusion in this proxy statement:

Report of the Audit Committee

     The undersigned constitute the members of the Audit Committee of the Trustees of North European Oil Royalty Trust. In connection with the proxy statement in which this report appears and the distribution to unit owners of the financial reports for the Trust's fiscal year ended October 31, 2001, the Audit Committee reports as follows:

     1. The committee has reviewed and discussed the audited financial statements for the Trust for the fiscal year ended October 31, 2001 with the Managing Trustee and the Managing Director of the Trust, constituting its ongoing management.

     2. The committee has discussed with representatives of Arthur Andersen LLP, the previously designated auditors of the Trust, the matters which are required to be discussed with them under the provisions of SAS 61. That Statement of Accounting Standards requires the auditors to ensure that the Audit Committee received information regarding the scope and results of the audit.

     3. The committee has received the written disclosures and the letter from Arthur Andersen LLP, the independent auditors, required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and has discussed with Arthur Andersen LLP their independence.

     4. Based on the review and discussions described in this report, the Audit Committee recommended to the Trustees that the audited financial statements be included in the Trust's Annual Report on Form 10-K for the fiscal year ended October 31, 2001 for filing with the Securities and Exchange Commission.

                                                 Robert P. Adelman, Chairman
                                                 Samuel M. Eisenstat
                                                 Willard B. Taylor
                                                 Rosalie J. Wolf

                      RATIFICATION OF AUDITOR DESIGNATION

     Unit owners will be requested to ratify the designation of the independent certified public accountants who serve as auditors for the Trust and whose report is furnished to the unit owners as owners. The firm of Arthur Andersen LLP has served as auditors for the Trust or its predecessor corporate entity since 1966. As recommended by the Audit Committee, a resolution will be presented to the meeting confirming the designation of said firm as auditors for the Trust for the fiscal year ending October 31, 2002.

     For the fiscal year ended October 31, 2001, the Trust agreed to pay $22,000 as the aggregate amount for audit services to be performed by Arthur Andersen LLP. At the Trust's direction and as part of its monitoring process, Arthur Andersen is auditing certain royalty calculations and sales reports of Mobil Erdgas-Erdol GmbH and BEB Erdgas und Erdol GmbH in Germany and to date has billed the Trust $7,364.

     Representatives of Arthur Andersen LLP are expected to attend the annual meeting and to be available to respond to appropriate questions from unit owners. Such representatives will also have the opportunity to make a statement at the meeting if they choose to do so.

                                 OTHER MATTERS

     The Trustees are not aware of any other matter to be presented for action at the annual meeting. If any other matter is brought before the meeting, it is the intention of the persons named in the proxy to vote in accordance with their discretion pursuant to the terms of the proxy.

FORM 10-K

     THE TRUST WILL HAVE FILED WITH THE SEC PRIOR TO THE ANNUAL MEETING OF UNIT OWNERS AN ANNUAL REPORT ON FORM 10-K. A COPY OF THE REPORT FOR THE PERIOD ENDED OCTOBER 31, 2001, INCLUDING THE FINANCIAL STATEMENTS, WILL BE FURNISHED WITHOUT CHARGE TO ANY UNIT OWNER WHO SENDS A WRITTEN REQUEST TO JOHN H. VAN KIRK, MANAGING TRUSTEE, P.O. BOX 456, RED BANK, NEW JERSEY 07701.

UNIT OWNER PROPOSALS FOR THE 2003 ANNUAL MEETING

     Any proposals of the unit owners intended to be presented at the 2003 annual meeting must be received by the Trust by September 16, 2002 for inclusion in the Trust's proxy statement and form of proxy relating to that meeting. Such proposals should be sent to John H. Van Kirk, Managing Trustee, P.O. Box 456, Red Bank, New Jersey 07701.

     Unit owners are urged to sign and return their proxies without delay.

                           BY ORDER OF THE TRUSTEES:

                                             JOHN H. VAN KIRK
                                             Managing Trustee

January 10, 2002

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                                REVOCABLE PROXY
                        NORTH EUROPEAN OIL ROYALTY TRUST

ANNUAL MEETING OF UNIT OWNERS - FEBRUARY 13, 2002

     This Proxy is solicited on behalf of the Trustees. The undersigned hereby appoints John H. Van Kirk, Robert P. Adelman and Lawrence A. Kobrin, and any of them, proxies, with several power of substitution, to vote all units of the undersigned as instructed below and in their discretion upon other matters, including matters incident to the conduct of the meeting, which may come before the Annual Meeting of Unit Owners of North European Oil Royalty Trust to be held on February 13, 2002 or any adjournment thereof, hereby revoking any prior proxy. The undersigned has received the notice of meeting and proxy statement dated January 10, 2002.

The Trustees recommend a vote "FOR" Proposals 1 and 2.

                                        For       Withhold    For All Except
1.   Election of Trustees               [ ]          [ ]           [ ]

NOMINEES: ROBERT P. ADELMAN, SAMUEL M. EISENSTAT, WILLARD B. TAYLOR, JOHN H. VAN KIRK, ROSALIE J. WOLF.

INSTRUCTION: To withhold your vote for any nominee(s), mark "For All Except" and write that nominee's name on the line below.

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                                        For        Against       Abstain
2.   Ratification of Arthur             [ ]          [ ]           [ ]
     Andersen LLP as auditors
     for the Trust.

IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR ELECTION OF THE TRUSTEES AND FOR PROPOSAL 2.

Please be sure to sign and date   ----------------------------------------------
 this Proxy in the box below      Date

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--Unit Owner sign above----------Co-owner (if any) sign above-------------------

 * DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED. *

                        NORTH EUROPEAN OIL ROYALTY TRUST

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This proxy must be signed as name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

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